    As filed with the Securities and Exchange Commission on February 5, 2001

                           Registration No. 333-96035

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     ______

                         POST EFFECTIVE AMENDMENT NO. 1
                            TO REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ORACLE CORPORATION
             (Exact name of Registrant as specified in its charter)

             Delaware                                    94-2871189
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                               500 Oracle Parkway
                         Redwood City, California 94065
          (Address of Principal Executive Offices Including Zip Code)

      ORACLE CORPORATION 1991 LONG-TERM EQUITY INCENTIVE PLAN, as amended
                                      and
            ORACLE CORPORATION 2000 LONG-TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                Daniel Cooperman
               Senior Vice President, General Counsel & Secretary
                               Oracle Corporation
                               500 Oracle Parkway
                         Redwood City, California 94065
                    (Name and address of agent for service)

                                 (650) 506-7000
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                                Bruce K. Dallas
                             Davis Polk & Wardwell
                              1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
      Title of Securities to be Registered                                   Proposed Maximum      Proposed
                                                  Amount to be Registered     Offering Price        Maximum           Amount of
                                                                                Per Share          Aggregate      Registration Fee
                                                                                                  Offering Price
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per share (1)(2)....         (3)                      (4)                (4)               (4)
====================================================================================================================================

(1) Includes rights ("Rights") issuable pursuant to the Stockholder Rights Plan dated December 3, 1990, as amended on January 24, 1994, March 31, 1998 and March 22, 1999.
(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Plans (as defined below) as a result of stock splits, stock dividends or similar transactions.
(3) The Registrant hereby amends those Registration Statements wherein 1,412,500,000 shares of common stock, par value $.01 (as adjusted for stock splits), were registered for issuance under the Oracle Corporation 1991 Long-Term Equity Incentive Plan, as amended (the "1991 Plan"). The aggregate of 1,412,500,000 shares of common stock of Oracle Corporation have been registered for issuance pursuant to the 1991 Plan by five separate registration statements on Form S-8 as follows: (a) 202,500,000 shares, File No. 33-44702, filed December 23, 1991; (b) 324,000,000 shares, File No.
    33-53355, filed April 29, 1994; (c) 306,000,000 shares, File No. 333- 19001, filed December 30, 1996; (d) 300,000,000 shares, File No. 333-74977, filed
    March 24, 1999; and (e) 280,000,000 shares, File No. 333-96035, filed
    February 2, 2000 (collectively the "Registration Statements"). On October 16, 2000, the stockholders of Oracle Corporation approved the Oracle Corporation 2000 Long-term Equity Incentive Plan (the "2000 Plan" and together with the 1991 Plan, the "Plans"), which replaces the 1991 Plan. This post-effective amendment amends the Registration Statements by adding the 2000 Plan thereby permitting the issuance of shares pursuant to the 2000 Plan. Of the 1,412,500,000 shares registered in connection with the 1991 Plan, approximately 570,893,278 shares have not been issued and are not subject to issuance upon the exercise of outstanding options granted under the 1991 Plan and are available for issuance pursuant to the 2000 Plan. In addition to the approximately 570,893,278 shares being carried forward to the 2000 Plan on or about the date hereof, approximately 480,950,499 shares registered in connection with the 1991 Plan have not been issued but may be issued upon the exercise of outstanding options granted under the 1991 Plan. In the event any of these approximately 480,950,499 shares are not issued in connection with the 1991 Plan, such as when a currently outstanding option granted under the 1991 Plan is canceled without being exercised, such shares will become available for issuance in connection with the 2000 Plan.
(4) The filing fee for the registered securities was previously paid with the Registration Statements.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-K (the "Annual Report") for the fiscal year ended May 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed (the "Annual Report").

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The descriptions of the Registrant's Common Stock and of certain rights associated with such Common Stock (the "Rights") contained in the Registrant's registration statements filed with the Commission under Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990, January 24, 1994, March 31, 1998 and March 22, 1999 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF EXPERTS AND NAMED COUNSEL.

    As of February 5, 2001, George Gucker, who is issuing the opinion of the Registrant's Legal Department on the legality of the Registrant's Common Stock offered hereby, is a Senior Corporate Counsel of the Company. Mr. Gucker owns Common Stock of the Registrant and holds employee stock options to purchase Common Stock of the Registrant.

ITEM 8. EXHIBITS.

Exhibit
Number   Exhibit

4.1 (1) Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A., dated March 31, 1998.

4.2 (2) Amendment Number One, dated March 22, 1999, to the Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A. dated March 31, 1998.

5.1 Opinion of Venture Law Group, with respect to issuances pursuant to the 1991 Plan. *

5.2      Opinion of Counsel, with respect to issuances pursuant to the 2000
         Plan.

23.1     Consent of Independent Public Accountants.

23.2     Consent of Venture Law Group. *

23.3     Consent of Counsel (included in Exhibit 5.2).

24.1     Power of Attorney. *

99.1 Oracle Corporation 1991 Long-Term Equity Incentive Plan, as amended (3).

99.2     Oracle Corporation 2000 Long-Term Equity Incentive Plan (4).

_____________
(1)  Incorporated by reference to the Form 8-A/A filed on March 31, 1998.
(2)  Incorporated by reference to the Form 8-A/A filed on March 22, 1999.
(3) Incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q filed January 14, 2000 and Exhibits 10.09 and 10.10 to the Annual Report on Form 10-K filed August 28, 2000.
(4) Incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q filed January 16, 2001.

* Previously filed.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on February 5, 2001.

ORACLE CORPORATION



/s/ Jeffrey O. Henley
---------------------
Jeffrey O. Henley
Executive Vice President
and Chief Financial Officer



  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Capacity                          Date


Principal Executive
Officer:


/s/ Lawrence J. Ellison*     Chief Executive Officer and        February 5, 2001
--------------------------   Chairman of the Board
    Lawrence J. Ellison


Principal Financial
Officer:


/s/ Jeffrey O. Henley        Executive Vice President,
--------------------------   Chief Financial Officer            February 5, 2001
    Jeffrey O. Henley        and Director


Principal Accounting
Officer:


/s/ Jennifer Minton*         Vice President and                 February 5, 2001
--------------------------   Corporate Controller
    Jennifer Minton


Directors:


/s/ Donald L. Lucas*         Director                           February 5, 2001
--------------------------
    Donald L. Lucas


/s/ Dr. Michael J. Boskin*   Director                           February 5, 2001
--------------------------
    Dr. Michael J. Boskin


/s/ Jack F. Kemp*            Director                           February 5, 2001
--------------------------
    Jack F. Kemp


/s/ Jeffrey Berg*            Director                           February 5, 2001
--------------------------



/s/ Richard A. McGinn*       Director                           February 5, 2001
--------------------------
    Richard A. McGinn


/s/ Kay Koplovitz*           Director                           February 5, 2001
--------------------------
    Kay Koplovitz


* By: /s/ Jeffrey O. Henley
      -----------------------
          Jeffrey O. Henley
          Attorney-in-fact.